UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date  of  Report  (Date  of  earliest  event  reported):     December  15,  2000


                                  INCHORUS.COM
                                  ------------
             (Exact name of registrant as specified in its charter)

                                    000-28069
                                    ---------
                             (Commission File Number)

                 Nevada                                  86-0891610
                 ------                                  ----------
      (State or other jurisdiction          (I.R.S. Employer Identification No.)
   of incorporation or organization)

        2041 Mission College Boulevard, Suite 259, Santa Clara, CA 95054
        ----------------------------------------------------------------
           (Address of Principal Executive Offices Including Zip Code)

       Registrant's telephone number, including area code: (408) 566-6000
                                                           --------------


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ITEM  5.     OTHER  EVENTS

     General. As previously disclosed, we have been experiencing a severe capital shortfall. In November 2000, we terminated all of our non-executive level employees. We are presently pursuing additional financing, and have conducted discussions with several private parties; however, to date we have been unable to consummate any such financing transactions and there can be no assurance that we will be able to secure any additional funding. In the event that we do not receive additional financing in the near future, we will be forced to consider terminating our operations.

     Conversions of Loans Into Common Stock. In September 2000, certain of our executive officers loaned inChorus.com an aggregate of $68,500 for working capital. Johnson Lee, our Chairman and a Director, loaned us $8,500; William Yuan, our Chief Executive Officer and a Director, loaned us $20,000; and Edmund Leung, our Chief Technical Officer and a Director, loaned us $20,000, and the spouse of Peter Lai, our Vice President of Engineering, loaned us $20,000. The loans bore interest at a rate of 10 % per annum, and were payable upon demand. Effective December 31, 2000 in order to conserve cash, we agreed with the executive officers to convert these loans into shares of our Common Stock at the closing price of a share of our Common Stock, as reported on the NASD Over the Counter Bulletin Board, on the date of conversion. Accordingly, we issued 217,813 shares of Common Stock to Mr. Lee, 512,500 shares to Mr. Yuan, 512,500 shares to Mr. Leung and 512,500 shares to Mr. Lai's spouse. The shares of Common Stock issued were registered under a Registration Statement on Form SB-2.

     Compensation of Consultants and Officer With Common Stock. Due to our financial constraints and to conserve cash, we issued shares of Common Stock to five consultants and Ralph G. Coan, Jr. our Chief Financial Officer, for services rendered for various periods from November 2000 through January 2001. We issued an aggregate of 1,563,055 shares to these five consultants and an aggregate of 450,000 shares to Mr. Coan, all of which shares were registered under a Registration Statement on Form SB-2.

     Some  of  the  information  provided  above  constitutes  forward-looking statements, which are subject to the safe harbor provisions of the federal securities laws. These forward-looking statements are based on our current expectations and are subject to material risks and uncertainties. Actual results could differ materially from these forward-looking statements depending on capital market conditions, our ability to generate revenues from sales and licensing of our products and services, and our ability to execute our business strategy. We require significant additional funds to meet our current and future obligations. As disclosed in prior filings with the Securities and Exchange Commission, our capital resources are extremely limited, we have scaled back our operations, and the remaining operations continue to be operated at a substantial loss. We cannot assure investors that additional financing will be available, if at all, on terms favorable to us. These matters and other business risks to which we are subject are discussed in our periodic reports and registration statements filed from time to time with the Securities and Exchange Commission. In particular, investors are urged to review carefully the information under the caption "Risk Factors" in the Form 10-KSB for the year ended March 31, 2000 and the Form 10-QSBs for the quarters ended June 30, 2000 and September 30, 2000, and the other information contained in those reports. We undertake no responsibility to update any of these forward-looking statements.


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                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        INCHORUS.COM

Date:  February 1, 2001                 By:  /s/  William  Yuan
                                             ------------------
                                        William Yuan, Chief Executive Officer


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